Exhibit 10.32
SUNRISE SENIOR LIVING, INC.
2006 Non-Employee Director Fees and Other Compensation
     For information related to fees and other compensation paid to our non-employee directors for the fiscal year ended December 31, 2006, please refer to the information set forth under the caption “Item 11. Executive Compensation—Director Compensation” in our annual report on Form 10-K for the year ended December 31, 2006, which report is being filed concurrently herewith.